Exhibit 10.9
HIRERIGHT HOLDINGS CORPORATION
2021 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
FOR NON-EMPLOYEE DIRECTORS
Notice (this “Notice”) is hereby given of the grant by HireRight Holdings Corporation (the “Company”) to the Participant named below (the “Participant”) of a Restricted Stock Unit Award as described below (the “RSU Award”) under the Company’s 2021 Omnibus Incentive Plan (the “Plan”). The RSU Award consists of the number of Restricted Stock Units set forth below (the “Restricted Stock Units” or “RSUs”). Each RSU represents the right to receive one share (a “Share”) of the Company’s Common Stock, par value $0.001 (the “Common Stock”), subject to vesting as set forth below
The RSU Award is governed by and subject to this Notice and the Plan, which is incorporated into this Notice by reference. A copy of the Plan has been made available to the Participant together with this Notice and can also be obtained through the Participant’s account with the Company’s Plan administrator. This Notice includes certain core terms and conditions of the RSU Award but reference must be made to the Plan for complete terms and conditions. In the event of a conflict between the terms of this Notice and the Plan, the terms of the Plan controls.
By acceptance of the RSU Award, and also through performance of the vesting requirements and acceptance of the Shares issuable upon vesting, the Participant agrees to the terms and conditions set forth in this Notice and the Plan. Capitalized terms used but not defined in this Notice shall have the meanings given to them in the Plan.
1. The RSU Award

Participant Name:

Number of Restricted Stock Units:

Grant Date:
Vesting Schedule: 100% of the RSUs shall vest on [_______]1 (the “Scheduled Vesting Date”); provided that, if a Change in Control occurs prior to the Scheduled Vesting Date, 100% of the RSUs shall vest upon (but effective as of immediately prior to) such Change in Control (the actual date on which the RSUs vest, the “Vesting Date”). Under all circumstances, the vesting of RSUs is subject to the satisfaction of the Participant’s obligations as set forth in Section 7.
1 For Annual Equity Awards, insert “the earlier of (a) the first anniversary of the Grant Date and (b) the date of the annual meeting of the Company’s stockholders next following the Grant Date”. For Pro-Rata Equity Awards granted on the IPO date, insert “the date of the annual meeting of the Company’s stockholders next following the Grant Date”. For Pro-Rata Equity Awards granted after the IPO date, insert “the date of the annual meeting of the Company’s stockholders next following the date of the Participant’s [commencement of Board service] [attainment of Non-Employee Director status]”, as applicable.

2.    Vesting of RSUs and Payment of Shares.
(a)  Prior to Vesting.  Each RSU will represent an unsecured obligation of the Company, for which there is no trust and no obligation other than to issue underlying Shares as provided by this Notice and the Plan. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any RSUs, or any Shares deliverable hereunder, unless and until such RSUs have vested on the Vesting Date and the underlying Shares have been issued and recorded on the records of the Company or its transfer agents or registrars. No adjustment shall be made for any dividends (ordinary or extraordinary, whether cash, securities, or other property), dividend equivalents, or distributions or other rights for which the record date is prior to the date Shares are issued, except as provided in Section 11 of the Plan.
(b)  Vesting.  Each RSU represents the right to receive one Share on the Vesting Date. Subject to Section 3 and the next paragraph, one whole Share shall be delivered to the Participant in respect of each RSU that vests as soon as practicable (but not later than 30 days) after the Vesting Date. In no event will the Participant be permitted, directly or indirectly, to specify the taxable year of delivery of Shares pursuant to vesting of RSUs. Any distribution or delivery of Shares to be made to the Participant will, if the Participant is then deceased, be made to the Participant’s designated beneficiary, or if no beneficiary survives the Participant, the administrator or executor of the Participant’s estate. Any such transferee must furnish the Company with written notice of his or her status as transferee and evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer. After RSUs have vested on the Vesting Date and the underlying Shares have been issued and recorded on the records of the Company or its transfer agents or registrars, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
(c)  409A.  Notwithstanding anything in the Plan, this Notice, or any other agreement between the Participant and the Company to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the RSUs is accelerated in connection with the termination of the Participant’s service (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) the Participant is a “specified employee” within the meaning of Section 409A at the time of the termination of the Participant’s service and (y) the delivery of Shares pursuant to such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if made on or within the six (6) month period following the termination of the Participant’s service, then the delivery of such Shares will not be made until the date that is six (6) months and one (1) day following the date of termination of the Participant’s service, unless the Participant dies following the date his or her service terminates, in which case, the RSUs will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Notice that the grant of the RSUs and delivery of any Shares issuable upon vesting of the RSUs be exempt from the requirements of Section 409A to the greatest extent provided under the regulations promulgated so that none of the RSUs or Shares issuable upon vesting of RSUs will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. To the extent that any RSUs or any Shares issuable under the terms of any RSUs are determined to be subject to the requirements of Section 409A, it is the intent of this Notice that this RSU Award comply with Section 409A, and any ambiguities will be interpreted to so comply. For purposes of this Notice, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
3.    Forfeiture Upon Termination of Service; Acceleration on Death or Disability. Except as otherwise provided in the Vesting Schedule set forth above or in a other agreement between the Participant and the Company, but notwithstanding any contrary provision of this Notice, if the Participant ceases to remain in service at any time for any reason other than the Participant’s death or Disability, the then-unvested RSUs will thereupon terminate and be forfeited at no cost to the Company and Participant will have no further rights with respect to such forfeited RSUs or any underlying Shares. Upon a termination of service due to the Participant’s death or Disability, 100% of the RSUs shall become vested as of the date of such termination.
4.    Tax Consequences and Liability.
(a)  The Participant may suffer adverse tax consequences as a result of the grant or vesting of the RSUs and issuance and/or disposition of the Shares. The Participant understands that the actual tax consequences associated with the RSUs and Shares are complicated and depend, in part, on the Participant’s specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. THEREFORE, THE PARTICIPANT SHOULD SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE FEDERAL TAX LAW AND THE TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. JURISDICTION TO WHICH THE PARTICIPANT IS SUBJECT. By accepting the RSUs and any Shares, the Participant acknowledges and agrees that the Participant has either consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the RSUs and Shares in light of the Participant’s specific situation or has had the opportunity to consult with such a tax advisor and has chosen not to do so. Neither the Company nor any of its employees, counsel, or agents has provided to the Participant, and the Participant has not relied upon from the Company or any of its employees, counsel, or agents, any written or oral advice or representation regarding the U.S. federal, state, local or non-U.S. tax consequences of the receipt, ownership and vesting of the RSUs, the issuance of Shares in connection with vesting of the RSUs, the other transactions contemplated by this Notice, or the value of the Company or the RSUs or Shares at any time. With respect to such matters, the Participant relies solely on the Participant’s own advisors.
(b)  The Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the receipt, ownership and vesting of the RSUs, the issuance of Shares, or the other transactions contemplated by this Notice (the “Participant Tax Obligations”). The Participant is responsible for determining the Participant’s actual income tax liabilities and making appropriate payments to or obtaining appropriate refunds from the relevant taxing authorities in respect of the Participant Tax Obligations and to avoid interest and penalties.
5.    No Guarantee of Continued Service.  VESTING OF THE RSUs IS EARNED ONLY BY CONTINUOUS SERVICE AND NOT THROUGH BEING ENGAGED OR BEING GRANTED THE RSUs. THIS NOTICE, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE APPLICABLE TO THE RSUs DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT TO PROVIDE SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL.
6.    Participant Representations. The Participant is generally aware of the Company’s business affairs and financial condition and understands and acknowledges that (i) an investment in the Shares involves a high degree of risk; (ii) the Participant was and is free to use professional advisors of the Participant’s choice to advise the Participant regarding this RSU Award; (iii) the Participant has reviewed and understands this Notice and the Plan and the meaning and consequences of receiving grants of RSUs and Shares issued upon vesting of RSUs; (iv) receipt of the RSUs and any Shares issued upon vesting of the RSUs is voluntary and the Participant is accepting the RSUs and any Shares issued freely and without coercion or duress; and (v) the Participant has not received and is not relying, and will not rely, upon any advice, representations or assurances made by or on behalf of the Company or any of its Affiliates or any employee of or counsel to the Company or any of its Affiliates regarding the Company’s prospects or the value of the RSU Award or Shares issuable upon vesting of the RSUs, any tax or other effects or implications of the RSUs or Shares or other matters contemplated by this RSU Award.

7.    Additional Conditions to Issuance of Stock, Forfeiture, and Clawback.  If the Participant’s service is terminated for Cause, or if the Participant, without the written consent of the Company, (i) has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate of the Company while providing services to the Company or any Affiliate of the Company, including fraud or breach of fiduciary duty, or (ii) violates in any material respect any contract between the Participant and the Company, or the Participant’s common law duty of confidentiality or trade secret protection, or any Company policy prohibiting misappropriation of property or any illegal or fraudulent acts, the Company may suspend any vesting of any RSUs or issuance of any Shares pending the Participant’s cure of such breach, and if such breach cannot be cured or is not cured to the Company’s reasonable satisfaction within such period of not less than thirty (30) days as the Company may specify, the Company may (a) terminate any RSUs for which Shares have not been issued and will have no obligation to issue any Shares in respect of any such terminated RSUs or to provide any consideration to the Participant in respect thereof; and (b) require the Participant to forfeit and return to the Company any compensation, gain or other value realized on the vesting of the RSUs or the sale or other transfer of Shares.
8.    Restrictions on Transfer.  Except as otherwise provided in this Notice, the RSUs will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the RSUs, or upon any attempted sale under any execution, attachment or similar process, the affected RSUs will become null and void. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other holders, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (d) restrictions to comply with applicable law.
9.    Additional Agreements of Participant.
(a)  Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to RSUs or Shares by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to administration of this Notice, the RSUs and the Shares through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
(b)  Personal Information  To facilitate the administration of the Plan and any successor plan and the terms of this Notice, it may be necessary for the Company and its administrators to collect, hold and process certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of Common Stock owned, relationship to the Company, details of all awards issued under the Plan or any predecessor or successor plan or any other entitlement to shares of Company Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”) and to transfer this Data to certain third parties such as transfer agents, stock plan service providers, and brokers with whom the Participant or the Company may elect to deposit any Shares. Participant hereby consents to the collection, use and transfer, in electronic or other form, of the Participant’s Data for the exclusive purposes of implementing, administering and managing Participant’s participation in the Plan and any predecessor and successor plan and handling of Common

Stock issued pursuant to the Plan. The Participant understands that Data will be transferred to the Company’s transfer agent, broker, administrative agents or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan and any predecessor and successor plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, the Company’s broker, administrative agents, and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan or any predecessor or successor plan to receive, possess, use, process, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan or any predecessor or successor plan and handling of Common Stock issued pursuant to the Plan. The Participant understands that Data will be held only as long as is necessary for this purpose. The Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant RSUs or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan or any successor plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
(c)  Lock-up.  In connection with any underwritten public offering by the Company of its equity securities pursuant to a registration statement filed under the Securities Act, upon the request of the Company or the underwriters managing such offering, during the Lock-up Period (as defined below), the Participant shall not, without the prior written consent of the Company or its underwriters, directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer or grant any option, right or warrant or other contract for the purchase of, lend, purchase any option or other contract for the sale of, enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares or other securities into which the Shares may be converted or that are issued in respect of the Shares (other than those included in the registration). For this purpose, the “Lock-up Period” means such period of time after the effective date of the registration as is requested by the Company or the underwriters; provided that such period shall not exceed 180 days (or such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules). The Company’s underwriters shall be beneficiaries of this provision, and the Participant shall execute and deliver such agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the underwriters of Common Stock (or other securities) of the Company, the Participant shall provide, within ten (10) days of such request, such information as may be required or reasonably requested by the Company or the underwriters in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 9(c) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or

Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of said 180-day (or other) period. The Participant agrees, and will cause any transferee to agree, that any transferee of the Option shall be bound by this Section 9.
(d)  Proprietary Information.  The Participant agrees that all financial and other information relating to the Company furnished to the Participant constitutes “Proprietary Information” that is the property of the Company. The Participant shall hold in confidence and not disclose or, except within the scope of Participant’s service, use any Proprietary Information. The Participant shall not be obligated under this paragraph with respect to information the Participant can document is or becomes readily publicly available without restriction through no fault of the Participant. Upon termination of the Participant’s service, the Participant shall promptly return to the Company all items containing or embodying Proprietary Information (including all copies). This paragraph supplements, but does not limit, any other agreement between the Participant and the Company, or any applicable law, related to protection, ownership, or use of the Company’s information or property.
(e)  Consideration.  The RSUs and Shares are issued in consideration of services provided by the Participant and/or other benefit to the Company within the meaning of Section 152 of the General Corporation Law of the State of Delaware; the Participant is not required to make any cash payment to the Company in respect of issuance of RSUs or Shares.
10.    General.
(a)  No Waiver; Remedies.  Either party’s failure to enforce any provision of this Notice shall not in any way be construed as a waiver of any such provision, or prevent that party from thereafter enforcing such provision and each and every other provision of this Notice. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
(b)  Successors and Assigns.  The terms of this Notice shall inure to the benefit of and bind the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms of this Notice shall be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns. The rights and obligations of the Participant under this Notice may be assigned only with the prior written consent of the Company.
(c)  Notices.  Any notice hereunder shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, (iii) the business day following deposit with a reputable overnight courier, or (iv) five days after deposit in the U.S. mail, First Class with postage prepaid. Notice shall be addressed to the Company at its principal executive office, attention General Counsel and Chief Human Resources Officer, and to the Participant at the address that he or she most recently provided to the Company. The Participant agrees that it is the Participant’s responsibility to notify the Company of any changes to his or her mailing address so that the Participant may receive any shareholder information to be delivered by regular mail.
(d)  Modifications to Notice.  Modifications to this Notice can be made only in an express written contract executed by a duly authorized officer of the Company and will not require the consent of the Participant unless such modification would materially adversely affect the rights of the Participant hereunder. Notwithstanding anything to the contrary in the Plan or this Notice, the Company reserves the right, but is not required, to revise this Notice as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this RSU Award.
(e)  Governing Law; Severability.  This Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware. If any provision of this Notice becomes or is declared by a court or arbitrator having jurisdiction over a dispute hereunder to be illegal, unenforceable or void, such provision shall be amended to the extent necessary to conform to applicable law so as to be valid and enforceable and to achieve, to the extent possible, the economic, business and other purposes of such illegal, unenforceable, or void provision or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall deleted from this Notice and the remainder of this Notice shall continue in full force and effect.
(f)  Entire Agreement. The Plan and this Notice, along with any other agreement between the Participant and the Company (to the extent applicable), form a contract and constitute the entire understanding between the Participant and the Company with respect to the RSUs and the Shares issuable upon vesting of the RSUs and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect thereto.

Date:	HIRERIGHT HOLDINGS CORPORATION

By:
Name:
Title: